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                                                                  EXHIBIT 10(ll)


                                  May 28, 1996





Mr. Joseph J. Frank
121 Millrace Drive
Lancaster, Pennsylvania  17603

Dear Joe:

                  It has been a pleasure getting to know you during the process of establishing your candidacy for the position of President and Chief Operating Officer of Valley Forge Dental Associates, Inc. As you know, we believe that you can make a significant contribution to the leadership and success of the company. Accordingly, are pleased to offer you this position on the following terms:


-   Title                        President and Chief Operating Officer

-   Reporting                    Reporting to Stephen F. Nagy, Chairman
    Relationship                 and CEO and on a day-to-day basis, to
                                 Douglas P. Gill, Board Member and
                                 Investor Representative

-   Board of                     Serve as a member of the Valley Forge
    Directors                    Dental Associates Board of Directors

-   Base Salary                  $150,000 per year through the IPO Subject
                                 to Board review thereafter
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Mr. Joseph J. Frank                   -2-


-   Annual Bonus              30% of base salary
    Potential                 -   2/3 based on achievement of financial
                                  goals
                              -   1/3 based on achievement of management
                                  and personal goals
                              (Note: goals and objectives will be
                              established, mutually agreed upon and
                              reviewed within 60 days of your
                              commencing employment and on annual basis thereafter)

-   Founders Stock            150,000 shares at ten cents per share
                              with five year vesting and other terms
                              per customary stock purchase agreement

-   Severance                 -   None for voluntary termination or in
    Payments                      the case of termination for cause
                                  (i.e., stealing, drugs, insubordination, etc.)

                              -   In the case of termination without
                                  cause
                                                three months of base salary
                                                after 90 days
                                                four months of base salary
                                                after one year
                                                five months of base salary
                                                after two
                                                years six months of base salary
                                                after three years

-   Benefits                  Standard Valley Forge Dental Associates
                              benefit package in place for senior
                              executives

-   Vacation                  Three weeks in year one through three;
                              four weeks in subsequent years

-   Car Allowance             $600 per month
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Mr. Joseph J. Frank                    -3-


-   Non-Compete               In order to protect the value created in
                              Valley Forge Dental Associates, you will not serve as a consultant, employee, officer, director or investor of any group dental practice or any entity engaged in the consolidation of dental providers, regionally, nationally or otherwise, for a period of two years after your termination of employment with the company



                  This offer is contingent upon the completion of satisfactory reference checks and upon a satisfactory physical examination.

                  We are excited about the prospect of working with you Joe, and look forward to you adapting your experiences to Valley Forge Dental's exciting growth opportunities.

                                                Sincerely,

                                                /s/ Douglas P. Gill
                                                -------------------------------
                                                Douglas P. Gill
                                                Acting President
                                                Valley Forge Dental Assoc., Inc.

ACCEPTED AND AGREED TO:


/s/ Joseph J. Frank
---------------------------------
    Joseph J. Frank

cc:      Stephen F. Nagy
           Chairman & CEO, VFDA